Exhibit No. 23.8

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the American Midstream Partners, LP Amended and Restated 2014 Long-Term Incentive Plan of our report dated June 29, 2016, with respect to the financial statements of Tri-States NGL Pipeline, L.L.C. as of and for the year ended December 31, 2015 included in Amendment No. 1 to the Current Report on Form 8-K/A of American Midstream Partners, LP, filed with the Securities and Exchange Commission on July 7, 2016.

/s/ Ernst & Young LLP

Chicago, Illinois

March 9, 2017